Exhibit 21

SUBSIDIARIES OF REGISTRANT

Clean Diesel Technologies, Inc.'s subsidiary as of December 31, 2009 is listed below.

Name	Jurisdiction of Incorporation or Organization	Common Equity Ownership

Clean Diesel International, LLC	Connecticut	100%